CERTIFICATE OF INCORPORATION

OF

DIVERSIFIED AMERICAN HOLDINGS, INC.

1. The name of the corporation is Diversified American Holdings, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is thirty two million (32,000,000) which shall consist of thirty million (30,000,000) shares of common stock, $.001 par value, and two million (2,000,000) shares of preferred stock, $.001 par value. The Board of Directors by resolution shall determine the voting rights, if any, as well as the designations, preferences, other rights and series of the Preferred Stock.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
Larry M. Reid	4 Via Lucindia North Stuart, Florida 34996

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Larry M. Reid	4 Via Lucindia North Stuart, Florida 34996

6. The corporation is to have perpetual existence.

7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them/and/or between this corporation and its stockholders or any

class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be entitled to be indemnified by the Corporation to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater against expenses (including attorney's fees), judgments, fines and amount paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this paragraph 9 of this Certificate. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such person.

THE UNDERSIGNED, being the incorporator therein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our his act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this day of April 20, 1998.

Larry M. Reid

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF DIVERSIFIED AMERICAN HOLDINGS, INC.

DIVERSIFIED AMERICAN HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof or, in the alternative, consents in writing, setting forth the action to be taken, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and which shall be delivered to an officer of the corporation having custody of the book in which proceedings of minutes of stockholders are recorded. The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall read as follows:

1. The name of the corporation is StrategiNet, Inc.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended, said Article shall read as follows:

4. The total number of shares that this corporation shall have authority to issue is thirty two million (32,000,000) which shall consist of thirty million shares of common stock, $.001 par value, and two million (2,000,000) shares of Preferred Stock, $.001 par value, which shall be designated "Preferred Shares." The Board of Directors by resolution shall determine the voting rights, if any, as well as the designations, preferences, other rights and series of the Preferred Stock. Each issued and outstanding share of the common stock and each share held in treasury shall be, without any further action on the part of the corporation or any stockholder, automatically changed and reclassified into one-tenth of a share of common stock of the corporation (the "Recapitalization") and each certificate representing outstanding shares of common stock shall automatically and without further action on the part of the holder thereof represent the number of shares of common stock as adjusted for the Recapitalization. Fractional shares of common stock shall not be issued in connection with the Recapitalization and the number of shares of common stock issuable in connection with the Recapitalization shall be rounded up to the next highest

whole number. The Recapitalization shall be deemed to be effectuated at 5 P.M., New York City time, on November 19, 1998.

SECOND: That thereafter, written consents of stockholders were obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware which duly approved the filing of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation. has caused this certificate to be signed by its President, this 6th day of November, 1998.

Larry M. Reid, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 12/16/2004
FILED 02:09 PM 12/16/2004
SRV 040913803 - 2888556 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF STRATEGINET INC.

STRATEGINET INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY

FIRST: That at a meeting of the Board of Directors of Strateginet Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "1" so that, as amended said Article shall be and read as follows:

"1." The name of the corporation is: Cemtrex Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of share as required by statue were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Strateginet Inc. has caused its corporate seal to be affixed and this certificate to be signed by Aron Govil, its President, and Vandana Govil, its secretary, this 15th day of December 2004.

By: ______________________
President

(Corporate Seal)

By: Vandana Govil
Secretary